SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 23, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)    On June 23, 2006,  deCODE’s Board of Directors elected Birgit Stattin Norinder as a Class I director to fill the vacancy left by the resignation of Goran Ando, which was reported in deCODE’s Form 8-K filed on January 30, 2006, and to serve until the 2008 annual meeting of stockholders. At the time of this filing, Mrs. Stattin Norinder has not been named to serve on any committee of the Board and no determination about her future committee assignments has been made.

There is no arrangement or understanding between Mrs. Stattin Norinder and any other persons pursuant to which she was selected as a director.

Mrs. Stattin Norinder is not a party to any transactions with deCODE that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Item 7.01                Regulation FD Disclosure

On June 26, 2006, deCODE genetics, Inc. issued the following press releases:

deCODE Announces Positive Results from Preliminary Phase II Clinical Trial of CEP-1347 in Asthma

Reykjavik, ICELAND, June 26, 2006 — deCODE genetics (Nasdaq:DCGN) today announced positive results from its preliminary Phase II clinical trial (Phase IIa) of Cephalon Inc.’s (Nasdaq: CEPH) CEP-1347 in asthma. Data on patients receiving active drug in the trial were consistent with a dose-dependent improvement in some parameters of lung function examined in the study, including methacholine challenge test and peak expiratory flow rates, as well as in a biomarker associated with asthma severity and inflammation. There was no evidence of safety and tolerability concerns.

The study was randomized, double-blind, placebo-controlled, and enrolled 160 patients divided evenly into four groups, three receiving various doses of active drug and one receiving placebo. The trial, conducted by deCODE under a research collaboration and licensing agreement with Cephalon, was based upon deCODE’s discovery of variants in the gene encoding the MAP3K9 kinase as risk factors for the development of asthma. The MAP3K9 kinase acts within a pathway targeted by CEP-1347.

“Through our genetics work we have put our finger on an important biological pathway involved in asthma; the results of this trial indicate that CEP-1347 can positively affect this pathway in a safe and well-tolerated manner,” said Kari Stefansson, CEO of deCODE. “This is an exciting opportunity to bring forward a novel, non-steroidal treatment for one of the most common chronic conditions in the industrialized world. This is also a stellar example of the way in which we are using genetics to develop new methods to treat and prevent common diseases. We presented the data from the trial to Cephalon at the end of last week, and we look forward to discussing with them how to further examine the beneficial effects of CEP-1347 in asthma patients.”

About Asthma

Asthma is a chronic condition resulting from inflammation of the airway. It is the most common chronic disorder in children and young adults, ranging in prevalence from 10-30% in the industrialized world. Asthma attacks, which range from mild wheezing to severe constriction of breathing requiring immediate medical intervention, result from an abnormal and exaggerated immune response to certain environmental “triggers” — including pollen, dust, tobacco smoke and viral infection. The most effective treatment for asthma is the family of steroids known as glucocorticoids. These drugs are effective in controlling symptoms attributed to airway inflammation, but also have potentially serious side-effects, particularly when administered over a long period of time. One of the principal goals in the development of new methods for treating asthma is therefore to identify non-steroidal drugs that can effectively control the inflammatory response underlying asthma symptoms.

About deCODE

deCODE genetics (NASDAQ:DCGN) is a global leader in applying human genetics to develop drugs for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise

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deCODE Provides Product Development Update

Clinical progress in asthma, PAD and heart attack, advances in preclinical programs and diagnostics, underscore creation of value through product development

Reykjavik, ICELAND, June 26, 2006 — At its annual R&D Event being held in Reykjavik, deCODE (Nasdaq:DCGN) management today provided an update on the company’s drug discovery and development programs; recent gene and target discoveries with application to drug and diagnostic development; and an overview of progress in the execution of the company’s business strategy. The presentations at the event will be webcast live beginning at 9am GMT/5am Eastern Time through the investors section of the company’s website, www.decode.com.

Highlights include:

Asthma.   The company announced positive data from its preliminary Phase II (Phase IIa) clinical trial of Cephalon Inc.’s CEP-1347 in asthma. Data on patients receiving active drug in the trial were consistent with a dose-dependent improvement in some parameters of lung function examined in the study, including methacholine challenge test and peak expiratory flow rates, as well as in a biomarker associated with asthma severity and inflammation. There was no evidence of safety and tolerability concerns. deCODE presented the data from the trial to Cephalon at the end of last week, and is looking forward to discussing with Cephalon how to further examine the beneficial effects of CEP-1347 in asthma patients.

Peripheral artery disease (PAD) — DG041.   The company last week began dosing patients in a Phase IIa clinical trial of DG041, its lead developmental compound for the treatment of PAD. The trial will examine safety and tolerability, dosing, and the effect of different dose levels on platelet function and a range of serum biomarkers associated with atherosclerosis. The randomized, double-blind, placebo-controlled trial will enroll approximately 150 patients with intermittent claudication due to PAD, and include patients with and without the gene variants that deCODE has linked to risk of PAD.

Heart attack — DG031 and DG051.   deCODE has identified variants of two genes that increase risk of heart attack by upregulating the production of leukotriene B4, a potent inflammatory modulator. The company’s two developmental compounds target the proteins made by these genes, with the therapeutic goal of reducing LTB4 production and thereby lowering risk of heart attack. DG031, which in clinical trials in Iceland has been shown to reduce LTB4 in a dose-dependent manner, is now being tested in a Phase III trial in the US. In this trial deCODE is leveraging its ability to identify patients at highest risk through the pathway targeted by DG031. Later this week, the company expects to file an IND on DG051, deCODE’s follow-on compound for the prevention of heart attack, paving the way for the initation of a Phase I clinical program.

Diabetes, breast cancer and prostate cancer.   The discovery of gene variants that confer risk of common diseases provides the basis for deCODE’s drug discovery and development work. These discoveries can also be applied to the development of DNA-

based diagnostics. Such tests can be used to gauge individual risk of developing a disease, and to identify patients who may benefit from a drug targeting the same biological pathway. Through its recent alliance with Illumina, deCODE is working on developing diagnostic tests based on deCODE’s gene discoveries in type 2 diabetes, heart attack and breast cancer. deCODE aims to accelerate its gene discovery efforts and to continue to expand its intellectual property portfolio through association studies utilizing Illumina’s whole-genome SNP genotyping platform. The company also recently announced the identification of the first common genetic variant conferring risk of prostate cancer in the general population.

About deCODE

deCODE genetics (NASDAQ:DCGN) is a global leader in applying human genetics to develop drugs for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: June 28, 2006